UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

WESBANCO, INC.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza
Wheeling, West Virginia		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 304 234-9000

Former Name or Former Address, if Changed Since Last Report : Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement

On February 16, 2022, Wesbanco, Inc. (the “Company”) and Wesbanco Bank, Inc. (the “Bank”), entered into an employment agreement (the “Employment Agreement”) with Michael L. Perkins, Senior Executive Vice President, Group Head – Risk & Administration. As provided in the Employment Agreement, Mr. Perkins’ base salary will be no less than $319,388.68 per year and he will be eligible to participate in the Company’s Key Executive Bonus, Option and Restricted Stock Plan (the “Incentive Plan”). Under the Incentive Plan, Mr. Perkins will be eligible to earn Annual Cash Incentive Awards of 75% of his base compensation and may be eligible for 115% of the 75% award, up to a maximum of 86.25% of his base compensation and to receive Annual Stock Option and Restricted Stock awards as determined by the Company’s Compensation Committee each year.

If Mr. Perkins’ employment is terminated other than for cause, death or mutual agreement, Mr. Perkins will be entitled to an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary he would have received had he continued to be employed pursuant to the Employment Agreement through the end of the term of the Employment Agreement. If Mr. Perkins’ employment is terminated due to death, his surviving spouse or, in lieu thereof, his estate, shall be entitled to an amount equal to six months of the base salary of his then current base rate.

The employment term is a revolving period of three years, with the initial term commencing February 16, 2022 and continuing until February 15, 2025. The term of the Employment Agreement will automatically extend on each anniversary for an additional year, which will create an ongoing new three-year term, unless either party gives prior notice of non-renewal. The Employment Agreement also contains other provisions customary to similar agreements, including a provision relating to the non-disclosure of confidential information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 – Employment Agreement by and between Wesbanco, Inc., Wesbanco Bank, Inc. and Michael L. Perkins.

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wesbanco, Inc. (registrant)

Date:	February 22, 2022	By:	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr. Executive Vice President and Chief Financial Officer